Green Dot Reports Third Quarter 2011 Financial Results
Monrovia, CA - October 27, 2011 - Green Dot Corporation (NYSE: GDOT), a leading prepaid financial services company, today reported financial results for the third quarter ended September 30, 2011.
“We are pleased with our third quarter results. In Q3 we reported a 26% increase in non-GAAP total operating revenues to $119 million and a 26% increase in adjusted EBITDA to $31 million,” said Steve Streit, Green Dot's Chairman and Chief Executive Officer. “The continued robust growth in our key top-line metrics, including new cards activated, first time reloading customers, and gross dollar volume loaded through our network, all indicate that our products' value proposition is increasingly resonating in the marketplace."
GAAP financial results for the third quarter of 2011 compared to the third quarter of 2010:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis increased 30% to $115.4 million for the third quarter of 2011 from $88.9 million for the third quarter of 2010

•	GAAP net income increased 48% to $13.3 million for the third quarter of 2011 from $9.0 million for the third quarter of 2010

•	GAAP basic and diluted earnings per common share were $0.32 and $0.30, respectively, for the third quarter of 2011 and $0.22 and $0.20, respectively, for the third quarter of 2010
Non-GAAP financial results for the third quarter of 2011 compared to the third quarter of 2010:1

•	Non-GAAP total operating revenues[1] increased 26% to $118.9 million for the third quarter of 2011 from $94.1 million for the third quarter of 2010

•	Non-GAAP net income[1] increased 32% to $17.2 million for the third quarter of 2011 from $13.0 million for the third quarter of 2010

•	Non-GAAP diluted earnings per share[1] were $0.39 for the third quarter of 2011 and $0.30 for the third quarter of 2010

•
EBITDA plus employee stock-based compensation expense and stock-based retailer incentive compensation expense (adjusted EBITDA1) increased 26% to $30.9 million for the third quarter of 2011 compared to $24.4 million for the third quarter of 2010

Key business metrics for the quarter ended September 30, 2011:

•	Number of general purpose reloadable (GPR) debit cards activated was 1.96 million for the third quarter of 2011, an increase of 490,000, or 33%, over the third quarter of 2010

•	Number of cash transfers was 8.87 million for the third quarter of 2011, an increase of 1.98 million, or 29%, over the third quarter of 2010

•	Number of active cards at quarter end was 4.15 million, an increase of 870,000, or 27%, over the third quarter of 2010

•	Gross dollar volume was $4.1 billion for the third quarter of 2011, an increase of $1.6 billion, or 63%, over the third quarter of 2010
Refer to the Company's Quarterly Report on Form 10-Q for a description of these key business metrics.

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

“Our results in the third quarter show that our growth continues at a rapid pace. Non-GAAP total operating revenues grew 26% year-over-year on growth in our active card portfolio of 27%. Our solid top-line results drove non-GAAP diluted earnings per share 30% higher year-over-year,” said John Keatley, Green Dot's Chief Financial Officer.
The following tables show the Company's quarterly key business metrics for each of the last seven calendar quarters:

	Q3 2011	Q2 2011	Q1 2011	Q4 2010	Q3 2010	Q2 2010	Q1 2010
	(in millions)
Number of GPR cards activated	1.96	1.82	2.21	1.53	1.47	1.48	1.79
Number of cash transfers	8.87	8.28	7.98	7.26	6.89	6.41	5.93
Number of active cards at quarter end	4.15	4.10	4.28	3.40	3.28	3.24	3.37
Gross dollar volume	$4,109	$3,632	$4,609	$2,672	$2,516	$2,375	$2,846
Conference Call
The Company will host a conference call to discuss third quarter 2011 financial results today at 5:00 pm ET. In addition to the conference call, there will be a webcast presentation of accompanying slides accessible on the Company's investor relations website. Hosting the call will be Steve Streit, Chief Executive Officer, and John Keatley, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (866) 524-3160, or (412) 317-6760 for international callers. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 10005596. The replay of the webcast will be available until Thursday, November 3, 2011. The live call and the replay, along with supporting materials, can also be accessed through the Company's investor relations website at http://ir.greendot.com/.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's full year 2011 guidance and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the Company's dependence on revenues derived from Walmart and three other retail distributors, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's products and services, competition, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors and card issuing banks, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud or developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure and the Company's involvement litigation or investigations.  These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its quarterly report on Form 10-Q, which is available on the Company's investor relations website at http://ir.greendot.com/ and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of October 27, 2011, and the Company assumes no obligation to update this information as a result of future events or developments.

About Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude interest income, net; income tax expense; depreciation and amortization; employee stock-based compensation expense; and stock-based retailer incentive compensation expense. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share data, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with accounting principles generally accepted in the United States of America, and should be read only in conjunction with the Company’s financial measures prepared in accordance with GAAP. The Company’s non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company’s management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and make operating decisions. For additional information regarding the Company’s use of non-GAAP financial measures and the items excluded by the Company from one or more of its non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company’s non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company’s website at http://ir.greendot.com/.
About Green Dot
Green Dot is a leading prepaid financial services company providing simple, low-cost and convenient money management solutions to a broad base of U.S. consumers. Green Dot also owns and operates the Green Dot Network, the nation’s leading prepaid card reload network. Green Dot products are available online at www.greendot.com and at more than 55,000 retail stores, including Walmart, Walgreens, CVS, Rite Aid, 7-Eleven, Kroger, Kmart, Meijer, and Radio Shack. Green Dot is headquartered in the greater Los Angeles area. For more details, visit www.greendot.com.
Contacts
Investor Relations
Christopher Mammone, 626-739-3942
IR@greendot.com
Media Relations
Liz Brady, 646-277-1226

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30, 2011	December 31, 2010
	(Unaudited)
	(in thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$198,294	$167,503
Investment securities available-for-sale, at fair value	22,190	—
Settlement assets	23,280	19,968
Accounts receivable, net	30,399	33,412
Prepaid expenses and other assets	10,887	8,608
Income tax receivable	6,811	15,004
Net deferred tax assets	4,927	5,398
Total current assets	296,788	249,893
Restricted cash	10,294	5,135
Investment securities available-for-sale, at fair value	7,701	—
Accounts receivable, net	3,696	2,549
Prepaid expenses and other assets	649	643
Property and equipment, net	24,838	18,034
Deferred expenses	7,831	9,504
Total assets	$351,797	$285,758
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,479	$17,625
Settlement obligations	23,280	19,968
Amounts due to card issuing banks for overdrawn accounts	40,848	35,068
Other accrued liabilities	14,232	21,633
Deferred revenue	13,077	17,214
Total current liabilities	110,916	111,508
Other accrued liabilities	5,323	3,737
Deferred revenue	25	44
Net deferred tax liabilities	5,010	5,338
Total liabilities	121,274	120,627

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of September 30, 2011 and December 31, 2010; 25,165 and 14,762 shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	23	13
Class B convertible common stock, $0.001 par value, 100,000 shares authorized as of September 30, 2011 and December 31, 2010; 17,026 and 27,091 shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	17	27
Additional paid-in capital	122,760	95,433
Retained earnings	107,732	69,658
Accumulated other comprehensive loss	(9)	—
Total stockholders’ equity	230,523	165,131
Total liabilities and stockholders’ equity	$351,797	$285,758

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(in thousands, except per share data)
Operating revenues:
Card revenues	$49,966	$40,592	$158,214	$124,978
Cash transfer revenues	34,724	26,484	98,260	73,630
Interchange revenues	34,246	27,044	105,035	81,106
Stock-based retailer incentive compensation	(3,549)	(5,216)	(13,785)	(7,673)
Total operating revenues	115,387	88,904	347,724	272,041
Operating expenses:
Sales and marketing expenses	40,851	30,305	126,164	87,777
Compensation and benefits expenses	21,763	17,621	64,566	50,474
Processing expenses	17,576	14,579	54,639	43,131
Other general and administrative expenses	13,889	10,976	41,192	33,997
Total operating expenses	94,079	73,481	286,561	215,379
Operating income	21,308	15,423	61,163	56,662
Interest income	239	111	574	269
Interest expense	(105)	(23)	(202)	(48)
Income before income taxes	21,442	15,511	61,535	56,883
Income tax expense	8,139	6,540	23,461	22,589
Net income	13,303	8,971	38,074	34,294
Dividends, accretion, and allocated earnings of preferred stock	—	(1,255)	—	(16,094)
Net income allocated to common stockholders	$13,303	$7,716	$38,074	$18,200
Basic earnings per common share:
Class A common stock	$0.32	$0.22	$0.91	$0.87
Class B common stock	$0.32	$0.22	$0.91	$0.87
Basic weighted-average common shares issued and outstanding:
Class A common stock	23,401	4,266	21,322	1,442
Class B common stock	17,124	28,627	18,985	18,232
Diluted earnings per common share:
Class A common stock	$0.30	$0.20	$0.86	$0.81
Class B common stock	$0.30	$0.20	$0.86	$0.81
Diluted weighted-average common shares issued and outstanding:
Class A common stock	42,426	36,132	42,486	22,884
Class B common stock	19,023	31,862	21,155	21,441

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2011	2010
	(In thousands)
Operating activities
Net income	$38,074	$34,294
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,772	5,405
Provision for uncollectible overdrawn accounts	46,210	34,912
Employee stock-based compensation	7,042	5,246
Stock-based retailer incentive compensation	13,785	7,673
Amortization of discount on available-for-sale investment securities	157	—
Provision (benefit) for uncollectible trade receivables	150	(24)
Impairment of capitalized software	348	388
Deferred income taxes	107	31
Excess tax benefits from exercise of options	(2,159)	—
Changes in operating assets and liabilities:
Settlement assets	(3,312)	30,785
Accounts receivable, net	(44,494)	(31,761)
Prepaid expenses and other assets	(2,360)	817
Deferred expenses	1,673	2,306
Accounts payable and other accrued liabilities	(2,813)	3,877
Settlement obligations	3,312	(30,785)
Amounts due issuing bank for overdrawn accounts	5,780	9,759
Deferred revenue	(4,156)	(3,868)
Income tax receivable	10,393	8,438
Net cash provided by operating activities	76,509	77,493
Investing activities
Purchases of available-for-sale investment securities	(40,062)	—
Proceeds from maturities of available-for-sale securities	10,000	—
(Increase) decrease in restricted cash	(5,159)	10,218
Payments for acquisition of property and equipment	(16,997)	(10,321)
Net cash used in investing activities	(52,218)	(103)
Financing activities
Proceeds from exercise of options and warrants	4,341	1,888
Excess tax benefits from exercise of options	2,159	—
Net cash provided by financing activities	6,500	1,888
Net increase in unrestricted cash and cash equivalents	30,791	79,278
Unrestricted cash and cash equivalents, beginning of year	167,503	56,303
Unrestricted cash and cash equivalents, end of period	$198,294	$135,581

Cash paid for interest	$6	$40
Cash paid for income taxes	$12,974	$14,215

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(in thousands)
Reconciliation of total operating revenues to non-GAAP total operating revenues
Total operating revenues	$115,387	$88,904	$347,724	$272,041
Stock-based retailer incentive compensation (2)(3)	3,549	5,216	13,785	7,673
Non-GAAP total operating revenues	$118,936	$94,120	$361,509	$279,714

Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(in thousands, except per share data)
Reconciliation of net income to non-GAAP net income
Net income	$13,303	$8,971	$38,074	$34,294
Employee stock-based compensation expense, net of tax (4)	1,687	1,010	4,357	3,163
Stock-based retailer incentive compensation, net of tax (2)	2,202	3,017	8,529	4,626
Non-GAAP net income	$17,192	$12,998	$50,960	$42,083
Diluted earnings per share*
GAAP	$0.30	$0.20	$0.86	$0.81
Non-GAAP	$0.39	$0.30	$1.15	$0.99
Diluted weighted-average shares issued and outstanding**
GAAP	42,426	36,132	42,486	22,884
Non-GAAP	44,077	43,918	44,247	42,534
____________

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.

GREEN DOT CORPORATION
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average Shares issued and Outstanding (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(in thousands)
Reconciliation of GAAP to non-GAAP diluted weighted-average shares issued and outstanding
Diluted weighted-average shares issued and outstanding*	42,426	36,132	42,486	22,884
Assumed conversion of weighted-average shares of preferred stock	—	5,693	—	18,455
Weighted-average shares subject to repurchase	1,651	2,093	1,761	1,195
Non-GAAP diluted weighted-average shares issued and outstanding	44,077	43,918	44,247	42,534
____________

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(in thousands)
Supplemental detail on non-GAAP diluted weighted-average shares issued and outstanding
Stock outstanding as of September 30:
Class A common stock	25,165	7,589	25,165	7,589
Class B common stock	17,026	33,269	17,026	33,269
Preferred stock	—	—	—	—
Total stock outstanding as of September 30:	42,191	40,858	42,191	40,858
Weighting adjustment	(15)	(179)	(123)	(1,534)
Dilutive potential shares:
Stock options	1,899	3,180	2,170	3,011
Restricted stock units	2	—	1	—
Warrants	—	55	—	198
Employee stock purchase plan	—	4	8	1
Non-GAAP diluted weighted-average shares issued and outstanding	44,077	43,918	44,247	42,534

GREEN DOT CORPORATION
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(in thousands)
Reconciliation of net income to adjusted EBITDA
Net income	$13,303	$8,971	$38,074	$34,294
Interest income, net	(134)	(88)	(372)	(221)
Income tax expense	8,139	6,540	23,461	22,589
Depreciation and amortization	3,276	2,042	8,772	5,405
Employee stock-based compensation expense (3)(4)	2,719	1,746	7,042	5,246
Stock-based retailer incentive compensation (2)(3)	3,549	5,216	13,785	7,673
Adjusted EBITDA	$30,852	$24,427	$90,762	$74,986
Non-GAAP total operating revenues	$118,936	$94,120	$361,509	$279,714
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	25.9%	26.0%	25.1%	26.8%

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge results from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP 2010 and future total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to and after May 2010 and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $2.7 million and $1.7 million for the three-month periods ended September 30, 2011 and 2010, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense, that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.

The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. Prior to the three months ended June 30, 2010, the Company did not record stock-based retailer incentive compensation expense. The Company will, however, continue to incur this expense through May 2015. In future periods, the Company does not expect this expense will be comparable from period to period due to changes in the fair value of its Class A common stock. The Company will also have to record additional stock-based retailer incentive compensation expense to the extent that a warrant to purchase its Class B common stock vests and becomes exercisable upon the achievement of certain performance goals by PayPal. The Company does not believe these non-cash expenses are reflective of ongoing operating results.

(3)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(4)
This expense consists primarily of expenses for employee stock options. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.